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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------


                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                       -----------------------------------



       Date of Report (Date of earliest event reported): February 6, 1998


                                 NCO GROUP, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


     Pennsylvania                        0-21639                23-2858652
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(State or other jurisdiction of  (Commission File Number)  (I.R.S. Employer
incorporation or organization)                            Identification Number)


                       515 Pennsylvania Avenue
                       Fort Washington, Pennsylvania 19034
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          (Address of principal executive offices, including zip code)



       Registrant's telephone number, including area code: (215) 793-9300
                                                          ----------------
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Item 2.  Acquisition or Disposition of Assets.

         On February 6, 1998, NCO Teleservices, Inc., a Pennsylvania corporation ("Buyer"), a wholly-owned subsidiary of NCO Group, Inc. ("NCO"), purchased substantially all of the assets and business relating to the market research business of The Response Center Division ("The Response Center") of TeleSpectrum Worldwide, Inc., a Delaware corporation ("Seller"), pursuant to an Asset Acquisition Agreement dated January 16, 1998, among Seller, NCO and Buyer (the "Acquisition Agreement"). The Response Center is a full-service custom market research company providing services to the telecommunications, financial services, utilities, healthcare, pharmaceutical and consumer products sectors. Its capabilities include problem conceptualization, program design, data gathering (by telephone, mail and focus groups), as well as data tabulation, results analysis and consulting. The Response Center will be combined with NCO's existing market research business. The Response Center had 1997 revenues of approximately $8.0 million.

         The purchase price consisted of a cash payment of $15,000,000 subject to certain adjustments, and the assumption of certain liabilities.

         In addition, the Seller may be entitled to receive an earn-out based upon the value of NCO's market research business, including The Response Center and the business of any company acquired by NCO which is involved in the provision of market research (collectively, the "Market Research Business"), at December 31, 1998 determined as provided in the Acquisition Agreement. Alternatively, in the event that certain events do not occur prior to December 31, 1998, Seller may elect at any time prior to April 30, 1999 to convert to an alternative earn-out based upon the Market Research Business' EBITDA.

         Seller may elect (at any time before April 30, 2000) to be paid the earn-out, if any, either cash or in the form of a convertible note, convertible into NCO Common Stock at a price equal to $3.00 above NCO's trailing average thirty (30) trading day per share price on the payment date. The principal sum of the Note shall be equal to the amount of the earn-out less the value of the conversion options as based on a Black-Scholes model, the assumptions of which shall be mutually agreed upon by Buyer and Seller at a time the earn-out is being calculated. The interest rate on the convertible note shall be equal to the rate paid by NCO under its prevailing line of credit, but shall not exceed 7.5%. Such note shall be for a term of five (5) years.

         The purchase price was determined by negotiations between the parties. The cash purchase price was paid using funds generated from internal operations and proceeds from the Company's stock offerings.
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Item 7.  Financial Statements and Exhibits.

                  The following exhibits are being filed as part of this report:

                  (a)      Financial Statements of Businesses Acquired.

                           It is impracticable to provide any financial statements which may be required for The Response Center at this time. Any required financial statements will be filed as an amendment to this Form 8-K as soon as practicable, but not later than April 22, 1998.

                  (b)      Pro Forma Financial Information.

                           It is impracticable to provide any pro forma financial information which may be required for the Response Center at this time. Any required pro forma financial information will be filed as an amendment to this Form 8-K as soon as practicable, but not later than April 22, 1998.

                  (c)      Exhibits.


         Number            Title
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           1.              Asset Acquisition Agreement by and among Seller, NCO,
                           and Buyer dated January 16, 1998. NCO will furnish to the Securities and Exchange Commission a copy of any omitted schedule upon request.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               NCO GROUP, INC.

                                          By:  /s/ Steven L. Winokur
                                               ----------------------------
                                               Vice President, Finance
                                               and Chief Financial Officer



Date:   February 24, 1998


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                                 EXHIBIT INDEX

     Number      Title                                                      Page
     ------      -----                                                      ----

    *  1.        Asset Acquisition Agreement by and among Seller, NCO,
                 and Buyer dated January 16, 1998. NCO will furnish to the Securities and Exchange Commission a copy of any omitted schedule upon request.